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                                                                   EXHIBIT 10.14


                                     Form of
                              Employment Agreement
                               With Daniel M. Fine




                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT entered into this __th day of___, 1999 (the "Effective Date"), between ARIS Corporation (the "Company"), and Daniel M. Fine (the "Executive").

        WHEREAS, the Company desires to employ Executive and to ensure the continued availability to the Company of the Executive's services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

        1.     Term of Employment.

               (a) Term. The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company, for a period commencing on the Effective Date and ending on the eve of the second anniversary of the Effective Date.

               (b) Continuing Effect. Notwithstanding any termination of this Agreement except for termination under Section 5(c), at the end of the Term or otherwise, the provisions of Sections 6 and 7 shall remain in full force and effect and the provisions of Section 7 shall be binding upon the legal representatives, successors and assigns of the Executive.

        2.     Duties.

               (a) General Duties. The Executive shall serve as Director of Business Development, Interactive Servicesfor the Company, with duties and responsibilities that are customary for such position. This position is not deemed to be an "affiliate" for purposes of reporting requirements for public companies. The Executive will use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive's and the Company's delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company's earnings or other results of the Executive's performance.

               (b) Devotion of Time. Subject to the last sentence of this
        Section 2(b), the Executive shall devote all of his time, attention and energies during normal business hours (exclusive of periods of sickness and disability and of such normal holiday and vacation periods as have been established by the Company) to the affairs of the Company. The Executive shall not enter the employ of or serve as a consultant to, or in any way perform any services with or without compensation to, any other persons, business or organization without the prior consent of the President and Chief Executive Officer of the Company; provided, that the Executive shall be permitted to devote a limited amount of his time, without compensation, to professional, charitable or similar organizations.


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        3.     Compensation and Expenses.

               (a) Signing Bonus. Executive shall be entitled to a $100,000 signing bonus as of the Effective Date of this Agreement

               (b) Salary. For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $150,000.

               (c) Expenses. In addition to any compensation received pursuant to Section 3, the Company will reimburse or advance funds to the Executive for all reasonable travel, entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly accounts for such expenses to the Company in accordance with the Company's practices. Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of or advances to executive officers.

               (d) Stay Bonus. As an incentive for Executive to remain in the employment of the Company, Executive shall be entitled to a stay bonus of up to $125,000, payable as follows:

                      (i) Seven (7) quarterly payments of $11,904.76, payable on the first business day of each calendar quarter, the first such payment being due and payable January 3, 2000, and the last such payment being due and payable on September 3, 2001, provided in each instance that Executive has remained in the continuous employment of Company from the date hereof through the date that each such payment becomes due and payable; and

                      (ii) $41,666.67 shall be due and payable on January 2, 2002, provided that Executive has remained in the continuous employment of the Company from the date hereof through January 2, 2002.


               4.     Benefits.

               (a) Vacation; Sick Leave. For each 12-month period during the Term, the Executive will be entitled to three weeks of vacation without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Executive shall be entitled to sick leave in accordance with Company policy.

               (b) Employee Benefit Programs. The Executive is entitled to participate in any pension, 401(k), insurance or other employee benefit plan that is maintained by the Company for its employees.

        5.     Termination.



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               (a) Termination for Cause. The Company may terminate the
        Executive's employment pursuant to the terms of this Agreement at any time for cause by giving written notice of termination. Such termination will become effective upon the giving of such notice. Upon any such termination for cause, the Executive shall have no right to compensation, bonus or reimbursement under Section 3, or to participate in any employee benefit programs under Section 4, except as provided by law, for any period subsequent to the effective date of termination. For purposes of this Section 5(a), "cause" shall mean: (i) the Executive is convicted of a felony which is related to the Executive's employment or the business of the Company; (ii) the Executive, in carrying out his duties hereunder, has been found in a civil action to have committed gross negligence or intentional misconduct resulting in either case in material harm to the Company; (iii) the Executive materially breaches any provision of this Agreement, is terminated for conduct which violates any policy where termination of employment is a stated consequence underto the Company's Employee Handbook as may be amended from time to time, provided that all progressive discipline procedures set forth in such Employee Handbook have been complied with; or (iv) violates any statutory or common law duty of loyalty to the Company.

               (b) Termination Without Cause. In the event that the Company terminates Executive's employment without cause, Executive shall be entitled to a lump-sum payment equal to: (i) compensation equal to Executive's then current base salary for one year, or through the remaining term hereof, whichever is less; and (ii) any payments to Executive under Section 3(d) hereof during the lesser of one year or the remaining term hereof shall accelerate and become immediately due and payable to Executive as of the date of termination.

               (c) Termination by Executive for Good Reason. In the event that Executive terminates employment during the term hereof for good reason, Executive shall be entitled to a lump-sum payment equal to that set forth in paragraph 5(b) above. For purposes of this paragraph 5(c), "good reason" shall mean: (i) there is a material reduction in the character and scope of Executive's duties, level of responsibility or working conditions; (ii) Executive's salary set forth in paragraph 4(b) is reduced; (iii) the Company breaches any material term of this Agreement and such breach is not cured by the Company within 30 days after receiving notice of such breach from Executive; or (iv) Executive is required to be based other than in the Seattle metropolitan area.



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        6.     Non-Competition Agreement.

               (a) Competition with the Company. Until termination of his employment and for a period of 24 months commencing on the date of termination, the Executive, directly or indirectly, in association with or as a stockholder, director, officer, consultant, employee, partner, joint venturer, member or otherwise of or through any person, firm, corporation, partnership, association or other entity, will not compete with the Company or any of its affiliates in the offer, sale or marketing of products or services that are competitive with the products or services offered by the Company's subsidiary, ARIS Interactive, Inc.(the "Prohibited Business"), within any metropolitan area in the United States or elsewhere in which the Company is then engaged in the offer and sale of competitive products or services; provided, however, the foregoing shall not prevent Executive from accepting employment with an enterprise engaged in two or more lines of business, one of which is the same as the Prohibited Business if Executive's employment is totally unrelated to the Prohibited Business; provided, further, the foregoing shall not prohibit Executive from owning up to 5% of the securities of any publicly-traded enterprise provided Executive is not an employee, director, officer, consultant to such enterprise or otherwise reimbursed for services rendered to such enterprise.

               (b) Solicitation of Customers and Employees. During the periods in which the provisions of Section 6(a) shall be in effect, the Executive, directly or indirectly, will not solicit or cause others to solicit or otherwise interfere with the Company's relationship with any employee of the Company or to solicit or cause others to solicit business from any Customer (defined below) for the offer, sale or marketing of products or services that are competitive with the products or services offered by the Company on behalf of any enterprise or business other than the Company, refer such business from any Customer to any enterprise or business other than the Compny or receive commissions based on sales or otherwise relating to such business from any Customer, or any enterprise or business other than the Company. For purposes of this Section 6(b), the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Company or any of its affiliates sold or provided goods or services during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer.

        7.     Non-Disclosure of Confidential Information.

               (a) Confidential Information. Confidential Information includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software (including, but not limited to, computer programs developed, improved or modified by the Company for or on behalf of the Company for use in the Company's business, and source code), information and data relating to the development, research, testing, manufacturing, costs, marketing and uses of the Products (as defined herein), the Company's budgets and strategic plans, and the identity and



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        special needs of customers for the Products, data-bases, data, all technology relating to the Company's software, consulting and training businesses, systems, methods of operation, customer lists, customer information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, names, home addresses and all telephone numbers and e-mail addresses of the Company's employees and former employees. Confidential Information also includes, without limitation, Confidential Information received from the Company's subsidiaries and affiliates. For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act of the Employee, (ii) information set forth in the written records of the Employee prior to disclosure to the Employee by or on behalf of the Company, and (iii) information which is lawfully obtained by the Employee in writing from a third party (excluding any affiliates of the Employee) who did not acquire such confidential information or trade secret, directly or indirectly, from Employee or the Company. As used herein, the term "Products" shall include all computer software researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put in to use by the Company, its subsidiaries, and affiliates, together with all services provided by the Company, its subsidiaries and affiliates during the term of Employee's employment.

               (b) Legitimate Business Interests. The Employee recognizes that the Company has legitimate business interests to protect and as a consequence, the Employee agrees to the restrictions contained in this Agreement because they further the Company's legitimate business interests. These legitimate business interests include, but are not limited to (i) trade secrets as defined in Section 7(b), (ii) valuable confidential business or professional information that otherwise does not qualify as trade secrets including all Confidential Information;
        (iii) substantial relationships with specific prospective or existing customers or clients; (iv) customer or client goodwill associated with the Company's business; and (v) specialized training relating to the Company's technology, methods and procedures.



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               (c) Confidentiality. For a period of five years, the Confidential
        Information shall be held by the Employee in the strictest confidence and shall not, without the prior written consent of the Company, be disclosed to any person other than in connection with Employee's employment by the Company. The Employee further acknowledges that such Confidential Information as is acquired and used by the Company or its affiliates is a special, valuable and unique asset. The Employee shall exercise all due and diligence precautions to protect the integrity of the Company's Confidential Information and to keep it confidential whether it is in written form, on electronic media or oral. The Employee shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company's premises except to the extent necessary to his employment and then only with the authorization of an officer of the Company. All records, files, materials and other Confidential Information obtained by the Employee in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its customers, as the case may be. The Employee shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity with which he may be associated or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior written consent of an executive officer of the Company (excluding the Employee, if applicable).

        8.     Equitable Relief.

               (a) The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior consent of the board of directors of the Company, shall leave his employment for any reason and take any action in violation of Section 6 or Section 7, the Company will be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 8(b) below, to enjoin the Executive from breaching the provisions of Section 6 or Section 7. In such action, the Company will not be required to plead or prove irreparable harm or lack of an adequate remedy at law. Nothing contained in this Section 8 shall be construed to prevent the Company from seeking such other remedy in arbitration in case of any breach of this Agreement by the Executive, as the Company may elect.

               (b) Any proceeding or action must be commenced in Seattle, King County, Washington, where the Company maintains its principal offices. The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts. The Executive and the Company irrevocably waive any objection that they now have or hereafter irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court


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        has been brought in an inconvenient forum. Final judgment against the
        Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

        9. Assignability. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company. The Executive's obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

        10.    Severability.

               (a) The Executive expressly agrees that the character, duration and geographical scope of the provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof. Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive's conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement. If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

               (b) If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other. The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provision were not included.

        11. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

               To the Company:              ARIS Corporation
                                            Attn: President


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                                            2229 112th Street NE
                                            Bellevue, WA  98004

               To the Executive:            Daniel M. Fine
                                            23619 104th Avenue West
                                            Edmonds, WA  98020

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

        12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

        13. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in King County, Washington (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

        14. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney's fee, costs and expenses.

        15. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the internal laws of the State of Washington without regard to choice of law considerations.

        16. Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

        17. Additional Documents. The parties hereto shall execute such additional instruments as



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may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

        18. Section and Paragraph Headings. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

        IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.



                                       ARIS CORPORATION


                                       By:______________________________________
                                          Paul Song, President and CEO


                                        EXECUTIVE


                                       By:______________________________________
                                          Daniel M. Fine